Exhibit 10.23

CONSULTING AGREEMENT

AGREEMENT dated as of November 18, 2014 by and between James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and Conifer Group, Inc. (the “Contractor”).

RECITALS

WHEREAS, the Company has engaged the Contractor to provide the services of Michael T. Oakes (the “Mr. Oakes”), and Mr. Oakes, at the direction of the Contractor, has been providing services to the Company with respect to various financial matters from time to time;

WHEREAS, the Company and the Contractor desire to formalize the relationship;

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission to conduct an initial public offering (the “Offering”) of common shares of the Company; and

WHEREAS, the parties desire that this agreement become effective on such date that the offering is consummated and immediately prior thereto (the “Effective Date”).

NOW, THEREFORE, for good and valuable consideration, Company and Contractor agree as follows:

1.           Engagement of Contractor.  The Company engages Contractor to provide the services of Mr. Oakes, and the Contractor accepts such engagement and agrees to provide the services of Mr. Oakes to perform the services set forth in Section 3 below.

2.           Term.   The term of this Agreement and the Contractor’s engagement with the Company shall be for the period of one year beginning on the Effective Date (the “Term”) and shall be automatically renewed on a year to year basis, in which case the “Term” will include the extended period, unless either party gives written notice to the other that the term will not be extended not less than 30 days before the expiration of a term.

3.           Services.  During the Term, upon reasonable prior notice to the Contractor, Mr. Oakes shall advise the Company, as requested by the Company, with respect to investments, mergers and acquisitions, financing and other strategic matters relating to and involving the Company (the “Services”). Notwithstanding anything to the contrary herein, Mr. Oakes shall have no authority to act on behalf of the Company or otherwise enter into any contracts on behalf of the Company without the prior written consent of the Company.

4.           Compensation.  For Contractor’s making Mr. Oakes available to perform the Services, (and for Mr. Oakes’ actual performance of the Services, if applicable), Contractor shall be paid a sum of $150,000 per year, payable quarterly. The Company and the Contractor will review the compensation annually and make such adjustments as they may determine to be appropriate.

5.           Expenses.  The Company, in accordance with its expense reimbursement policies and procedures in effect from time to time, shall pay or reimburse Mr. Oakes for reasonable and necessary out-of-pocket expenses incurred by him in the course of and pursuant to the performance of the Services, subject to the presentment of appropriate receipts.

6.           Termination Prior to Expiration of the Term.

a.           The Contractor’s engagement hereunder shall terminate immediately upon the death of Mr. Oakes. In the event of such termination, the Contractor shall have the right to any fees paid to it hereunder and payment of any accrued but unpaid expense reimbursement on behalf of Mr. Oakes.

b.           The Company may terminate the Contractor’s engagement hereunder, with immediate effect, for willful misconduct or gross negligence by Mr. Oakes in the performance of the Services. In the event of such termination, the Contractor shall not be entitled to receive any additional compensation. Mr. Oakes, however, shall be entitled to any accrued but unpaid expense reimbursement.

c.           The Contractor or the Company may terminate the engagement hereunder upon not less than thirty days prior written notice to the other. In the event of such termination, the Contractor shall not be entitled to receive any additional compensation following the termination date. Mr. Oakes, however, shall be entitled to any accrued but unpaid expense reimbursement.

7.           Independent Contractor.  Mr. Oakes is an agent of Contractor and not an employee of the Company. The Company shall have no right to control or direct the manner in which Mr, Oakes performs the Services. This Agreement shall not be construed to create any employment relationship between the Company and the Contractor’s agent, Mr. Oakes.

8.           Notices.  All notices, approvals, consents, requests, instructions, and other communications (individually, a “Communication,” and collectively, “Communications”) required to be given in writing pursuant to this Agreement shall be validly given, made or served when delivered personally or by registered or certified mail, return receipt requested, postage prepaid, by a reputable overnight or same day courier, addressed to the Company or the Consultant at the address that is set forth for each on the signature page hereto, or sent via facsimile or electronic mail (e-mail) (provided such facsimile is immediately followed by the delivery of an original copy of same via one of the other foregoing delivery methods) addressed to the Consultant or the Company pursuant to this Section. Any such Communication shall be treated as given under this Agreement when the Communication is delivered to such address. The address of either the Consultant or the Company for the purposes of any such Communication may be changed from time to time by written notice given to the Company pursuant to this Section.

9.           Parties Bound; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and shall be binding upon all of the parties and their respective heirs, successors and assigns. No provision of this Agreement is intended to or shall be construed to grant or

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confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any person or entity other than the parties hereto.

10.         Applicable Law.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York without regard to its conflict of law rules.

11.         Amendment.  No change or modification to this Agreement shall be valid unless the same is in writing and signed by the Company and the Consultant.

12.         Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

13.         Severability.  If any provision of this Agreement or the application thereof to any person or entity or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

14.         Counterparts.  This Agreement may be executed in one or more counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Signature pages may be delivered by PDF or fax and shall be deemed an original.

15.         No Waiver.  The failure of any party hereto to insist upon strict performance of a covenant hereunder or of any obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such party’s right to demand strict compliance therewith in the future unless such waiver is in writing and signed by the party giving the same.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Gregg Davis
	Name:	Gregg Davis
	Title:	CFO

Address:		32 Victoria Street
Hamilton, Bermuda HM 12

CONIFER, GROUP, INC.

/s/ Michael T. Oakes
Name:	Michael T. Oakes
Title:	President

Address:		P.O. Box 6438
Denver, CO

[Signature Page to Consulting Agreement]